EXHIBIT 10.57

                              MANAGEMENT AGREEMENT

        THIS AGREEMENT regarding the Lincoln Project in Amador County, California is made and entered into effective as of the 22nd day of May, 1996, by and between U.S. Energy Corp., a Wyoming corporation ("USE") 877 North 8th West, Riverton, WY 82501 and Sutter Gold Mining Company ("SGMC") P.O. Box 1689, Sutter Creek, CA 95685.

                                    RECITALS

        WHEREAS, on August 4, 1994, USE acquired 78% of the outstanding shares of SGMC from SGMC for USE's ownership interest in the Lincoln Project ("Project"); and

        WHEREAS, SGMC does not have sufficient personnel or expertise to manage the exploration and development of the Lincoln Project into a operating mine; and

        WHEREAS, it is in the best interest of all parties that USE conduct, supervise, care for and maintain the operations of the Project (including assisting SGMC in seeking private placement funds, initial public offering and/or a joint venture partner); and

        WHEREAS, SGMC desires to engage USE for the above purposes pursuant to the terms of this Management Agreement.

        NOW, THEREFORE, IN CONSIDERATION OF THE PROMISES AND MUTUAL COVENANTS CONTAINED HEREIN, THE PARTIES AGREE AS FOLLOWS:

                                   SECTION ONE
                                   DEFINITIONS

        "Accounting Procedure"  means the procedures set forth in Exhibit A.

        "Assets: means the leased properties, properties held in fee or by mining claims, products and all other real and personal property, tangible and intangible, held by or for the benefit of SGMC.

        "Cost Account" means the account maintained in accordance with the Accounting Procedure showing the charges and credits accruing to SGMC.

        "Development" or "Development Operation" shall mean the activity, operations, or work of preparing for the removal of deposits of gold from the mining properties, including


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without limitation:  primary excavations  required to expose and/or extract gold bearing ores, the construction or installation of any improvements to be used for the mining or handling of ores, and incline, raise, drift, shaft and cross-cut excavation.

        "Exploration" shall mean all activities directed toward ascertaining the existence, location, quantity, quality, or commercial value of deposits of gold bearing ores.

        "Mining of" or "Mining Operations" or "Operations" shall mean the activity, operations, development or work of mining, development drilling, extracting and producing gold and of storing gold ores upon or within the Properties and all work incident thereto performed in connection with such mining, processing gold ores at the mill to be built and owned by SGMC.

        "Products" means all ores, minerals and mineral resources produced from the Properties under this Agreement.

        "Properties" means the properties owned or leased between the town sites of Sutter Creek and Amador City, in Amador County, California by SGMC or other properties that may be acquired for the purpose of mining by SGMC prior to the termination of this Agreement.

                                   SECTION TWO
                                      TERM

        The term of this agreement is from June 1, 1996 to December 31, 1997, unless extended by the mutual consent of the parties hereto. The Accounting Procedure's as set forth in Exhibit A shall take affect on June 1, 1996.

                                  SECTION THREE
                MANAGEMENT OF THE LINCOLN PROJECT (the "PROJECT")

        SGMC hereby appoints USE as the manager to care for and maintain the Project, with all rights, powers and duties of the manager to maintain and continue to permit, develop, explore and coordinate efforts with SGMC to find financing for the Project through December 31, 1997, the term of this Agreement or any extensions thereof. USE shall have the full authority to take whatever action necessary in either obtaining authority to develop and operate the Project, reclaim it, sell all or a portion thereof (private placement), seek an initial public offering, and/or acquire a joint venture partner(s) to operate the Project. The intention of the parties is to permit USE to serve as the manager and operator of the Project and as such, USE shall propose the programs and budgets, make and collect cash calls, incur expenditures and take any other actions


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and  exercise  all other  rights and powers in order to manage the  Project  and property included therein.

        It is understood that SGMC shall prepare and fill all reports required of SGMC for the various permits, corporate reports, reports to Amador United and any other royalty holders as may be required.

                                  SECTION FOUR
                           COMPENSATION FOR MANAGEMENT

        For managing the Project, SGMC shall advance moneys as may be required by USE in sufficient amounts to meet the annual budgets on a monthly basis prior to the fifth day of each month in advance of the month's expenditures, and for such other purposes as USE shall deem necessary to carry out the purposes of this Agreement. Any advance in excess of expenditures will be credited against the budget amount for subsequent months. Any expenditure in excess of the monthly advance will be paid by SGMC when invoiced. The materials, services, and other items for which USE shall charge SGMC are set forth in this Agreement and in the Accounting Procedure attached hereto and made a part hereof as Exhibit A.

                                  SECTION FIVE
                                  PLACE OF WORK

        SGMC will deliver all information necessary for USE to perform the services required under this Agreement to USE through December 31, 1997. It is understood that USE will provide its services primarily at its offices listed at 877 North 8th West, Riverton, WY, but USE will, when necessary and upon request, travel to the Project to perform the services hereunder. USE shall be reimbursed for all expenses relating to the travel to and from the Project.

                                   SECTION SIX
                                     BUDGETS

        USE will submit an annual Budget to SGMC sixty days prior to the end of each fiscal year. In order to timely submit such a budget SGMC must submit its mine, mill, development, exploration and construction plans to USE one hundred
(100) days prior to year end. After submittal of plans and then budgets, both USE and SGMC will give their best effort to resolve areas of conflict. The Annual Budget shall be approved 15 days prior to the beginning of a new fiscal year.



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6.1 DEADLOCK ON PROPOSED PROGRAMS AND BUDGETS. If USE and SGMC fail to approve a
Plan and Budget by the beginning of the period to which the proposed Plan and Budget applies, or if they fail to present a Plan and Budget, a Plan and Budget comparable to the last adopted Plan and Budget shall automatically be adopted.

6.2 BUDGET OVERRUNS. USE shall immediately notify SGMC of any material departure from an adopted Plan and Budget.

6.3 EMERGENCY OF UNEXPECTED EXPENDITURES. In case of emergency, USE may take any action it deems necessary to protect life, limb or property, to protect assets or to comply with law or government regulation. Also USE may make expenditures for unexpected events which are beyond its reasonable control and which do not result from a breach by it of its standard of care. In the case of either an emergency or unexpected expenditure, USE shall promptly notify SGMC of the emergency or unexpected expenditure.

6.4 MONTHLY ACCOUNTING. USE shall account monthly in reasonable detail all expenditures incurred as compared to approved budgeted.

                                  SECTION SEVEN
                             MATERIALS AND EQUIPMENT

        USE shall furnish, at USE's own expense, all data processing equipment and related materials necessary to carry out the terms of this Agreement.

                                  SECTION EIGHT
                             EMPLOYMENT OF PERSONNEL

        USE shall provide qualified and experienced personnel to perform or aid in performing the work required under this Agreement, and shall be responsible for and in full control of the work performed by such personnel.

        USE reserves the right to determine which of its personnel shall be assigned to any particular project and to replace or reassign such personnel during a project.

        USE further reserves the right to subcontract to qualified third persons any part or all of the performance of the services described in any project description order hereunder.

        USE  assumes   responsibility  for  its  personnel   providing  services
hereunder and will make all deductions required of employers by state, federal and local laws, including deductions for


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social  security,  income taxes,  contributions  for  unemployment  compensation funds, and shall maintain worker's compensation and liability insurance for all employees.

                                  SECTION NINE
                          RELATIONSHIP BETWEEN PARTIES

        The parties to this contract intend and agree that the relationship created by this contract is that of SGMC and USE as an independent contractor. SGMC is interested only in the results to be achieved under this contract. USE shall control the means of performing the work required under this contract. USE is not to be considered an agent or employee of SGMC for any purpose and the employees of USE are not entitled to any of the benefits provided by SGMC to its employees, including but not limited to health insurance, worker's compensation coverage, unemployment insurance and retirement plans.

                                   SECTION TEN
                                 WORK STANDARDS

        USE will adhere to industry standards and will perform all services required under this Agreement in a manner consistent with generally accepted procedures for payroll and associated services, USE shall reprocess at USE's expense all work necessary to correct errors directly caused by malfunctions of USE's machines or mistakes of USE's personnel.

                                 SECTION ELEVEN
                          LIMITED LIABILITY OF SERVICER

        USE shall not be liable for any damages caused by delay in rendering performance hereunder arising from any cause beyond the reasonable control of USE, or as a result of strikes, or work stoppage.

        USE shall not be liable for breach of warranty, express or implied, including without limitations any warranties of merchantability or fitness for a particular purpose in respect to any performance by USE pursuant to this Agreement. USE shall in no event be liable for any incidental, special or consequential damages of any nature whatsoever, such as, but not limited to, loss of anticipated profits or other economic loss in connection with, or arising out of services provided for in its Agreement, or for specific performance, unless otherwise expressly agreed to in writing.

        Because the failure of USE to fulfill this Agreement would result in damages or injuries that may not be readily ascertained by any pecuniary standard, the parties to this contract agree


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to  limit  USE's  liability  arising  out  of or in  any  way  connected  to its performance under this Agreement, including the malfunction of USE's equipment and defective programs, failure or negligence of USE's employees and agents, to general money damages in an amount not to exceed the total amount paid by SGMC for services performed by USE under this Agreement during the period of thirty
(30) days immediately preceding the occurrence giving rise to any claim by SGMC.

                                 SECTION TWELVE
                              CORRECTION OF ERRORS

        USE shall have the right to reprocess SGMC data to correct any errors for which USE may be responsible in full satisfaction of all SGMC claims, provided SGMC has notified USE of any claimed error within thirty (30) days after receipt of service results and furnished supporting documentation of such claim.

                                SECTION THIRTEEN
                                 REVIEW OF WORK

        SGMC shall review all reports and data  submitted  by USE within  thirty
(30) days following delivery and notify USE of any discrepancies or deficiencies contained in such material. All services furnished hereunder are deemed acceptable to SGMC unless proper notice and written proof of claim are made within that thirty (30) day period after the receipt of the results of services performed by USE.

                                SECTION FOURTEEN
                                 CUSTODY OF DATA

        USE shall be liable for loss, destruction or damage of SGMC supplied materials only if due to the negligence of USE, and then only to the extent of restoring the lost, destroyed, or damaged materials; provided such restoration can be reasonably performed by USE and SGMC furnishes USE with all source data necessary for such restoration.

                                 SECTION FIFTEEN
                               PROPRIETARY RIGHTS

        All programs, specifications, applications, routines, subroutines, techniques, ideas, or formulas utilized or developed by USE in connection with this Agreement are and shall remain the sole property of USE unless otherwise provided for in this Agreement.



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                                 SECTION SIXTEEN
                               INTEGRATION CLAUSE

        The entire Agreement between parties with respect to the subject matter hereunder is contained in this Agreement. Except as herein expressly provided to the contrary, the provisions of this Agreement are for the benefit of the parties hereto solely and not for the benefit of any other person, persons, or legal entities.

                                SECTION SEVENTEEN
              WAIVER OR MODIFICATION INEFFECTIVE UNLESS IN WRITING

        No waiver, alteration, or modification of any of the provisions of this Agreement shall be binding unless in writing and signed by a duly authorized representative of both parties to this Agreement.

                                SECTION EIGHTEEN
                         REPRESENTATIONS AND WARRANTIES

        USE makes no representations, warranties, or guaranties, express or implied, including without limitation any warranties of merchantability or fitness for intended use, other than the express representations, warranties, and guaranties contained in this Agreement.

                                SECTION NINETEEN
                                 WRITTEN NOTICE

        All written communications regarding this Agreement should be sent to USE at the address first above listed, unless notified to the contrary.

        Any written notice hereunder shall become effective as of the date of mailing by registered or certified mail and shall be deemed sufficiently given if sent to the addressee at the address stated in this Agreement or such other address as may hereafter be specified by notice in writing.



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                                 SECTION TWENTY
                                  GOVERNING LAW

        This Agreement shall be governed by the laws of the State of Wyoming. In the event any dispute arises between the parties over the meaning of any terms in this Agreement or performance thereunder, the parties agree to try to resolve the dispute by discussion, conciliation or third party arbitration or mediation. In the event it becomes necessary to litigate any dispute not capable of resolution by alternate means, the prevailing party shall be entitled, in addition to any other relief obtained, to assess the non-prevailing party court costs and reasonable attorneys fee.

        Dated the day and year first above written.

                                            SUTTER GOLD MINING COMPANY (SGMC)
ATTEST:

                                            By:    /S/ MICHAEL E. SWEENEY
                                                 -------------------------------
    /S/ R. SCOTT LORIMER                           MICHAEL E. SWEENEY, President
-----------------------------

                                U.S. ENERGY CORP.
ATTEST:

                                            By:    /S/ JOHN L. LARSEN
                                                 -------------------------------
   /S/ R. SCOTT LORIMER                            JOHN L. LARSEN, President
-----------------------------


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                                                                   EXHIBIT 10.57

                                    EXHIBIT A
                              ACCOUNTING PROCEDURE

      The financial and accounting procedures to be followed by U.S. Energy Corp. ("USE") under the Management Agreement ("Agreement") to which this Exhibit is attached are set forth below. References in this Accounting Procedure to Sections and Articles are to those located in this Accounting Procedure unless it is expressly stated that they are references to the Agreement. In the event of any inconsistencies between the terms of the Agreement and the terms of this Accounting Procedure, the terms of the Agreement shall control.

                                    ARTICLE I
                               GENERAL PROVISIONS

GENERAL ACCOUNTING RECORDS. USE shall maintain detailed and comprehensive accounting records in accordance with this Accounting Procedure, sufficient to provide a record of expenditures (and any revenues) and periodic statements of financial position and the results of operations for managerial, tax, regulatory or other financial reporting purposes. Such records shall be retained for the duration of the period allowed Sutter Gold Mining Company ("SGMC") for audit or the period necessary to comply with tax or other regulatory requirements. The records shall reflect all obligations, advances and credits for SGMC.

      1.1(a) AUDITS. USE shall order an audit of the accounting and financial records for each fiscal year (or other accounting period). All written exceptions to and claims upon USE for discrepancies disclosed by such audit shall be made not more than six months after receipt of the audit report. Failure to make any such exception or claim within the six month period shall mean the audit is correct and binding upon the Participants. The audits shall be conducted by a firm of certified public accountants selected by USE, unless otherwise agreed to by the participants.

      1.1(b) OPEN BOOKS. Both USE and USECC will make their books and records available to SGMC or its auditors during normal business hours at their offices in Riverton, WY. SGMC will make its books and records available to USE or its auditors as they pertain to the "Agreement" during normal business hours in Sutter Creek, CA. Both Parties will arrange for


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working  space  for  such  records  to be  reviewed  upon  written  request  and scheduling. No documents requested if pertinent to the Agreement will be withheld.

      1.2. BANK ACCOUNTS. USE shall maintain separate bank accounts for the reimbursement of monies from SGMC for the payment of all expenses to USE or its affiliate USECC and the deposit of all receipts due to SGMC.

                                   ARTICLE II
                             CHARGES TO COST ACCOUNT

Subject to the limitations hereinafter set forth, USE shall create Cost Accounts and charge the Cost Accounts with, and be entitled to receive from SGMC (subject to the Budget in effect) the following:

      2.1 RENTALS, ROYALTIES AND OTHER PAYMENTS. Property maintenance costs and other payments necessary to maintain title to the Properties.

      2.2 LABOR AND EMPLOYEE BENEFITS.

          (a) Salaries and wages of USE or USECC employees directly engaged in operations, including salaries or wages of employees who are temporarily assigned to and directly employed by same.

          (b) USE's cost of holiday, vacation, sickness and disability benefits, and other customary allowances applicable to the salaries and wages chargeable under Sections 2.2 (a) and 2.9. Those costs may be charged on a "when and as paid basis" or by "percentage assessment" on the amount of salaries and wages. If percentage assessment is used, the rate shall be applied to wages or salaries excluding overtime and bonuses. Such rate shall be based on USE's cost experience and it shall be periodically adjusted to ensure that the total of such charges does not exceed the actual cost thereof to USE.

          (c) USE's actual cost of established plans for employee's group life insurance, hospitalization, pension, retirement, stock purchase, thrift, bonus and other benefit plans of a like nature applicable to salaries and wages chargeable under Section 2.2 (a) or 2.9, provided that the plans are limited to the extent feasible to those customary in the industry.


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          (d) Cost of governmentally  imposed assessments pertaining to salaries and wages chargeable under Sections 2.2(a) and 2.9, including all penalties except those resulting from the willful misconduct or gross negligence of USE.

      2.3 ASSETS. Cost of all assets purchased or furnished solely for use in connection with operations on the Properties.

      2.4 TRANSPORTATION. Reasonable transportation costs incurred in connection with the transportation of employees, equipment, material and supplies necessary for exploration, maintenance and operation of the Assets and Properties.

      2.5 SERVICES.

          (a) The cost of contract services, outside consultants and utilities procured from outside sources, other than services described in Section 2.8 and
2.10. If contract services are performed by an affiliate of USE, the cost charged to the Cost Accounts shall not be greater than that for which comparable services and utilities are available in the open market.

          (b) The direct costs of using and servicing USE's exclusively-owned facilities as provided in Section 3.5, including any charge for depreciation thereof.

      2.6 INSURANCE PREMIUMS. Premiums paid or accrued for insurance required pursuant to Exhibit B of the Agreement.

      2.7 DAMAGES AND LOSSES. All costs in excess of insurance proceeds necessary to repair or replace damage or losses to (but not damages or losses resulting from USE use of) any Assets resulting from any cause other than the willful misconduct or negligence of USE.

      2.8 LEGAL EXPENSE. All legal costs and expenses of litigation in which SGMC is named as a dependent or in which SGMC initiates legal action. .

      2.9 NON-OPERATING EXPENSES. A pro rata portion of (i) the salaries and expenses of USE's superintendent and other employees serving Operations whose time is not allocated directly to such Operations, and (ii) the costs of maintaining and operating any necessary suboffice and (iii) all necessary camps, including housing facilities for employees, used solely for Operations on the Properties. The expense of those facilities shall include depreciation or a fair monthly rental in lieu of depreciation of the investment. Such charges shall be apportioned for all properties served by the employees and facilities on an equitable basis consistent with USE's general accounting practice and generally accepted accounting principles.


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      2.10 ADMINISTRATIVE CHARGE. USE shall charge the Cost Account each month a sum as provided in the annual  Budget,  which shall  reimburse  USE for its home
office  overhead  and  general  administrative   expenses  for  its  conduct  of
Operations.   The  following  representative  list  of  items  comprising  USE's principal business office expenses are expressly covered by the administrative charge provided in this Section 2.10.

      2.10 (a) Administrative Supervision, which includes services rendered by officers and directors of USE, except to the extent that such services represent a direct charge to SGMC.

             (i) Accounting, billing and record keeping in accordance with governmental regulations and the provisions of the Agreement, and preparation of reports;

             (ii) Handling of all tax matters, including any protests, except any outside professional fees which SGMC may approve as a direct charge.

             (iii) Routine legal services by USE's legal staff;

             (iv) Records and storage space, telephone service and office supplies.

             (v) Receptionists,  secretaries,  accountants, accounting and other
clerks,   data  processing   personnel  and  engineering  and  geologic  support
personnel.

      2.10 (b) In the  alternative  SGMC and USE can adopt a  percentage  method
during  each  annual   budgeting   process.   The  procedures  for  general  and
administrative expenditures on a percentage basis is as follows:

             (i) Each Month USE shall charge SGMC a sum for each phase of Operations as provided below which shall be a liquidated amount to reimburse USE for its home office overhead and general and administrative expenses to conduct each phase of Operations, and which shall be in lieu of any management fee:

                 (1) EXPLORATION PHASE - ten percent (10%) of Allowable costs'

                 (2) MAJOR  CONSTRUCTION  PHASE - two percent  (2%) of Allowable costs; (3) MINING PHASE - two and one-half percent (2 1/2%) of Allowable Costs;

Provided, however, that the Participants shall negotiate a fixed sum management fee in lieu of the above stated percentages to be effective two years after the commencement of the Mining Phase. In the event that the Participants are unable to agree upon a fixed sum management fee, the above stated percentages will remain in effect.

             (ii) The term "Allowable Costs" as used in this Section for a particular phase of Operation shall mean all charges to SGMC excluding (1) the administrative charge referred to


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herein;  (2)  depreciation,  depletion or amortization of tangible or intangible assets, USE shall attribute such Allowable costs to a particular phase of Operations by applying the following guidelines:

                 (1) The "Exploration   Phase"  shall  cover  those   activities
                     conducted to ascertain the existence, location, extent or quality of any deposit of ore or mineral. Such phase shall cease when a commercially recoverable reserve is determined to exist.

                 (2) The "Major Construction Phase" shall cover those activities conducted to access a commercially feasible ore body or to extend production of an existing ore body, and to construct or install related fixed assets, and shall include all activities involved in the construction of a mine, mill, smelter or other ore processing facilities.

                 (3) The "Mining  Phase" shall include all other  activities not otherwise covered above, including activities conducted after mining operations have ceased.


             (iii) The following is a representative list of items comprising USE's principal business office expenses that are expressly covered by the administrative charge provided in this Section.

                 (1) Administrative   supervision,   which   includes   services
                     rendered by managers, department supervisors, officers and directors of Use for Operations, except to the extent that such services represent a SGMC.

                 (2) Rentals and other charges  for office and  records  storage space, telephone service, office equipment and supplies.

      2.10 (c ) In the event that USE and SGMC can not agree upon a percentage for general and administration expenses, section 2.10 (a) will remain in effect.

      2.11 AUDIT. Cost of annual audits under Sections 1.1 (a) and 1.1 (b) of the accounting procedure.


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      2.12 TAXES.  All taxes of every kind and nature assessed or levied upon or in connection with the Assets, the production of Products or Operations, which have been paid by USE for the benefit of SGMC.

      2.13 TAX PREPARATION EXPENSES. The services of tax counsel and tax administration employees for all tax matters, including preparation of the Federal and State Tax Return and any protests.

      2.14 OTHER EXPENDITURES. Any costs not described herein but which are set forth in the Agreement or Annual Budget as being chargeable to the Cost Accounts.

                                   ARTICLE III
                        BASIS OF CHARGES TO COST ACCOUNT

      3.1 PURCHASES. Materials, equipment, machinery and supplies (hereafter, "Material") purchased, and services procured, solely for use in Operations shall be charged at prices actually paid by USE after deduction of all discounts actually received. USE shall maintain reasonable inventory levels adequate to sustain Operations in accordance with the guidelines set by SGMC.

      3.2 MATERIAL FURNISHED BY USE. At its discretion USE may furnish Material from its stocks under the following conditions:

          (a) NEW MATERIAL (CONDITION "A"): New Material transferred from the USE's properties shall be priced f.o.b. the nearest reputable supply store or railway receiving point, where like Material is available, at current replacement cost of the same kind of Material (hereafter, "New Price").

          (b) USED MATERIAL (CONDITION "B" AND "C"):

             (1) Material in sound and  serviceable  condition  and suitable for reuse without reconditioning shall be classified as Condition "B" and priced at seventy-five percent (75%) of New Price.

             (2) Other used Material as defined hereafter shall be classified as
                 Condition "C" and priced at fifty percent (50%) of New Price:

                    (A) Used Material which after reconditioning will be further serviceable for original function as good secondhand Material, Condition "B", or:


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                                                                   EXHIBIT 10.57

                    (B) Used Material which is serviceable for original function but not substantially suitable for reconditioning.

                 (3) Material  which cannot be  classified  as Condition  "B" or
                     Condition "C" shall be priced at a value commensurate with its use.

                 (4) Material no longer  suitable  for is  original  purpose but usable for some other purpose shall be priced on a basis comparable with items normally used for such other purpose.

      3.3 PREMIUM PRICE. Whenever Material is not readily obtainable at prices specified in Section 3.1 and 3.2, USE may charge the Cost Accounts for the required Material on the basis of USE's direct cost and expenses incurred in procuring such Material; provided, however, that prior notice of the proposed charge is given to SGMC, whereupon SGMC shall have the right, by notifying USE within ten days of the delivery of the notice from USE, to furnish at the usual receiving point all or part of its share of Material suitable for use and acceptable to USE. If SGMC so furnishes Material in kind, USE shall make appropriate credits to its account.

      3.4 WARRANTY OF MATERIAL FURNISHED BY USE OR SGMC. Neither USE or SGMC warrants the Material furnished beyond any dealer's or manufacturer's warranty.

      3.5 EXCLUSIVELY-OWNED FACILITIES. The following rates shall apply to services rendered from equipment or facilities owned exclusively by USE:

          (a) Water, fuel, power, compressor and other auxiliary services at rates currently prevailing in the vicinity;

          (b) Equipment at a fair rate sufficient to cover maintenance, repairs, depreciation and related services, provided that the charges do not exceed those currently prevailing in the vicinity; and

          (c) Laboratory services at a fair rate, provided the charges do not exceed those of other outside service laboratories for services in the vicinity.



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                                                                   EXHIBIT 10.57

                                   ARTICLE IV
                              DISPOSAL OF MATERIAL

      4.1 DISPOSITION GENERALLY. USE shall have no obligation to purchase SGMC's interest in Material. SGMC shall determine the disposition of all Material, provided USE shall have the right to dispose of normal accumulations of junk and scrap material either by transfer to SGMC as provided in Section 4.2 or by sale. USE shall credit SGMC for all Material sold hereunder.

      4.2 SALES. Sales of Material to third parties shall be credited to the Cost Accounts at the net amount received. Any damages or claims by SGMC shall be charged back to the Cost Accounts if and when paid.

                                    ARTICLE V
                                   INVENTORIES

      5.1 PERIODIC INVENTORIES, NOTICE AND REPRESENTATION. At reasonable intervals, inventories shall be taken by USE, which shall include all such Material as is ordinarily considered controllable by operators of mining properties.

      5.2 RECONCILIATION AND ADJUSTMENT OF INVENTORIES. Reconciliation of inventory with charges to the Cost Account shall be made, and a list of overages and shortages shall be determined by USE. Inventory adjustments shall be made by USE to the Cost Account for overages and shortages, but USE shall be held accountable to SGMC only for shortages due to lack of reasonable diligence.


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                                                                   EXHIBIT 10.57

                                   EXHIBIT B
                                   INSURANCE

        U. S. Energy Corp. ("USE") shall, at all times while conducting Operations, comply fully with the applicable worker's compensation laws and purchase insurance protection for USE, as well as Sutter Gold Mining Company ("SGMC"), comparable to that provided under standard form insurance policies for
(i) comprehensive public liability and property damage with combined limits of One Million Dollars for bodily injury and property damage; (ii) automobile insurance with combined limits of One Million Dollars: and (iii) adequate and reasonable insurance against risk of fire and other risks ordinarily insured against in similar operations (Ten Million Dollars). These limits are minimum limits, and shall not be construed as a limit on USE's liability to SGMC.



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